THIRD AMENDMENT TO ADVISORY AGREEMENT

     THIS THIRD AMENDMENT is entered into as of June 26, 1997 by and between Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company") and HRPT Advisors, Inc., a Delaware corporation (the "Advisor").

     WHEREAS, the Company and the Advisor entered into an advisory agreement dated as of November 20, 1986 and amendments thereto dated August 26, 1987 and December 6, 1993 and have from time to time extended such agreement (such agreeement, as so amended and extended, the "Advisory Agreement"); and

     WHEREAS, the Company and the Advisor wish to modify the provisions of the Advisory Agreement provideing for an incentive fee payable to the Advisor.

     NOW, THEREFORE, in consideration of these premises, the Company and the Advisor agree as follows:

     1. The second sentence of Section 9 of the Advisory Agreement is hereby deleted and the following is substituted:

     "In addition, the Advisor shall be paid an annual incentive fee (the "Incentive Fee") consisting of a number of shares of the Company's common shares of beneficial interest ("Common Shares") with a value (determined as provided below) equal to fifteen percent (15%) of the product of (i) the weighted average Common Shares of the Company outstanding on a fully diluted basis during such year and (ii) the excess if any of "FFO Per Share" (as defined below) for such year over the FFO Per Share for the preceeding year. However, in no event shall the Incentive Fee payable in respect of any year exceed $.01 multiplied by the weighted average number of Common Shares oustanding on a fully diluted basis during such year."

     2. The eighth paragraph of Section 9 of the Advisory Agreement is hereby deleted and the following is substituted:

     "For purposes of this agreement: "FFO Per Share" shall mean (i) the Company's consolidated net income, computed in accordance with generally accepted accounting principles, before gain or loss on sale of properties and extraordinary items, depreciation and other non-cash items, including the Company's pro rata share of the funds from operations (determined in accordance with this clause) for such year of (A) any unconsolidated subsidiary and (B) any entity for which the Company accounts by the equity method of accounting, divided by (ii) the weighted average number of Common Shares oustanding on a fully diluted basis during such year."


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     3. Except as amended hereby, the Advisory Agreement remains in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized officers, under seal, as of the day and year first above written.

                                         HEALTH AND RETIREMENT
                                                  PROPERTIES TRUST

                                         By: /s/ David J. Hegarty
                                             ----------------------------

                                         HRPT ADVISORS, INC.

                                         By: /s/ Gerard M. Martin
                                             ----------------------------



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